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EXHIBIT 99.1

                                                     F. Paul Broyer
                                                     Chief Financial Officer
                                                     508/538-7400
                                                     www.clzr.com

                   CANDELA CORPORATION ANNOUNCES EXTENSION OF
                      OPEN MARKET STOCK REPURCHASE PROGRAM

Wayland, Massachusetts, October 10, 2001 - Candela Corporation (NASDAQ:CLZR) announced today that its Board of Directors has authorized an extension of its open market stock repurchase program that will enable Candela to purchase up to an additional 1,000,000 shares of its common stock. All such purchases will be transacted on The Nasdaq Stock Market at prevailing open market prices and will be paid for with general corporate funds. The 1,000,000 shares subject to this extension are in addition to the 1,250,000 shares that have previously been repurchased by the Company under the Company's existing repurchase program.

ABOUT CANDELA
Candela Corporation develops, manufactures, and distributes innovative clinical solutions that enable physicians, surgeons and personal care practitioners to treat selected cosmetic and medical conditions using lasers, cryosurgery and other proven technologies. Founded near Boston in 1970, Candela markets and services its products in over 50 countries from offices in the United States, Europe and Asia. Candela established the aesthetic laser market 12 years ago, and has an installed base of over 4,000 lasers worldwide. For more information about Candela, visit the company's web site at http://www.clzr.com.

THIS PRESS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATING TO THE PURCHASE OF UP TO 1,000,000 SHARES OF THE COMPANY'S STOCK. ANY SUCH STATEMENTS ARE SUBJECT TO RISKS THAT COULD CAUSE THE ACTUAL RESULTS TO VARY MATERIALLY, INCLUDING NEGATIVE DEVELOPMENTS RELATING TO UNFORESEEN ORDER CANCELLATIONS OR PUSH-OUTS, CANDELA'S STRATEGIC RELATIONSHIPS, FLUCTUATIONS IN THE PRICE OF THE COMPANY'S STOCK, THE IMPACT OF INTENSE COMPETITION, AND CHANGES IN THE LASER INDUSTRY. PLEASE REFER TO THE RISK FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC, INCLUDING ITS FORM 10K DATED SEPTEMBER 28, 2001.